ACCOUNTABLE HEALTHCARE AMERICA, INC.

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED

DECEMBER 31, 2020 AND 2019

1

Accountable Healthcare America, Inc. and Subsidiary

Table of Contents

Report of Independent Registered Public Accounting Firm	3
FINANCIAL STATEMENTS:
Consolidated Balance Sheets as of December 31, 2020 and 2019	4
Consolidated Statements of Operations for the years ended December 31, 2020 and 2019	5
Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the years ended December 31, 2020 and 2019	6
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019	7
Notes to Consolidated Financial Statements	8

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Accountable Healthcare America, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Accountable Healthcare America, Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

May 21, 2020

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Accountable Healthcare America, Inc

Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
Assets
CURRENT ASSETS
Cash and cash equivalents	$1,285,361	$1,160,846
Prepaid expenses and other current assets	166,600	900
Current assets of deconsolidated operations	—	623,256
TOTAL CURRENT ASSETS	1,451,961	1,785,002
Investment in ACMG	7,089,000	—
Software, net of accumulated amortization of $488,339.	8,548,215	—
Non-current assets of deconsolidated operations	—	14,050,219
TOTAL ASSETS	$17,089,176	$15,835,221

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
CURRENT LIABILITIES
Accounts payable	$773,800	$80,977
Accrued expenses	704,024	163,709
PPP Advances	172,000	—
Accrued dividends	736,937	1,185,826
Convertible promissory notes, net of discounts	6,651,861	759,110
Current liabilities of deconsolidated operations	—	309,127
TOTAL CURRENT LIABILITIES	9,038,622	2,498,749
LONG-TERM LIABILITIES
Deferred tax liabilities	—	1,327,286
TOTAL LONG-TERM LIABILITIES	—	1,327,286
TOTAL LIABILITIES	9,038,622	3,826,035
COMMITMENTS AND CONTINGENCIES
Series A redeemable convertible preferred stock, par value $0.001 per share; -0- and 1,593,750 issued and outstanding as of December 31, 2020 and 2019	—	10,650,000
Series C redeemable convertible preferred stock, par value $0.001 per share 54,950 issued and outstanding as of December 31, 2020 and 2019	5,495,000	5,495,000
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock 50,000,000 shares authorized, par value $.001;	—
Series B preferred stock, par value $0.001 per share, 0 and 500,000 shares issued and outstanding as of December 31, 2020 and December 31,2019, respectively.
Series D convertible preferred stock, par value $0.001 per share 236,250 and 0 issued and outstanding as of December 31, 2020 and 2019	945,000	—
Series E preferred stock, par value $.001 per share 1,452,892 and 0 issued and outstanding as of December 31, 2020 and 2019	5,562,840	—
Common stock par value $.001 per share;
75,000,000 shares authorized, 14,975,000,and 11,075,000 shares issued and outstanding as of December 31, 2020 and December 31,2019, respectively.	14,975	11,075
Additional paid in capital	2,433,701	206,951
Accumulated deficit	(6,400,962)	(4,354,340)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	2,555,554	(4,135,814)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)	$17,089,176	$15,835,221

The accompanying notes are an integral part of these consolidated financial statements.

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Accountable Healthcare America, Inc

Consolidated Statements of Operations

	For the year ended December 31,
	2020	2019
OPERATING COSTS AND EXPENSES
Depreciation and amortization	488,339	—
General and administrative	4,613,478	1,023,564
TOTAL OPERATING COSTS AND EXPENSES	5,101,817	1,023,564
LOSS FROM OPERATIONS	(5,101,817)	(1,023,564)
OTHER INCOME (EXPENSE)
Interest expense, net	(499,633)	(24,086)
Amortization of discount	(954,403)	—
Accretion of debt premium	(427,503)	—
Other income, net	29,756	18,333
TOTAL OTHER (EXPENSE) INCOME	$(1,851,783)	$(5,753)
NET LOSS BEFORE INCOME TAXES	(6,953,600)	(1,029,317)
INCOME TAX BENEFIT	—	(882,946)
NET LOSS	(6,953,600)	(146,371)
Net loss attributable to Non-controlling interest	—	25,854
NET LOSS FROM CONTINUING OPERATIONS	(6,953,600)	(120,517)
Discontinued operations:
Income (Loss) from discontinued operations, net of tax	1,490,561	(1,377,053)
Gain from deconsolidation, net of tax	3,416,417	—
Net loss from discontinued operations	4,906,978	(1,377,053)
	(2,046,622)	(1,497,570)
Accretion to redemption value on Series A redeemable convertible preferred stock	—	470,250
Preferred stock dividends	985,193	1,057,875
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(3,031,815)	$(3,025,695)

The accompanying notes are an integral part of these consolidated financial statements.

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Accountable Healthcare America, Inc

Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)

	Series A Redeemable Convertible Preferred Stock		Series C Redeemable Convertible Preferred Stock		Series B Preferred Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock		Common Stock		Additional Paid- in Capital	Accumulated Deficit	Non-Controlling Interest	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE AT DECEMBER 31, 2018	1,593,750	$6,375,000	33,700	$3,370,000	750,000	$750	—	$—	—	$—	10,625,000	$10,625	$1,412,878	$(2,386,520)	$3,747,127	$2,784,860
Common stock issued for services	—	—	—	—	—	—	—	—	—	—	200,000	200	7,800	—	—	8,000
Issue Series A preferred stock to purchase remaining interest in ACMG	1,068,750	3,804,750	—	—	—	—	—	—	—	—	—	—	(83,477)	—	(3,721,273)	(3,804,750)
Sales of Series C preferred stock for cash	—	—	21,250	2,125,000	—	—	—	—	—	—	—	—	—	—	—	—
Series B preferred stock converted to common stock	—	—	—	—	(250,000)	(250)	—	—	—	—	250,000	250	—	—	—	—
Options granted for services	—	—	—	—	—	—	—	—	—	—	—	—	3,980	—	—	3,980
Warrants granted for services	—	—	—	—	—	—	—	—	—	—	—	—	8,645	—	—	8,645
Dividends accrued	—	—	—	—	—	—	—	—	—	—	—	—	(1,057,875)	—	—	(1,057,875)
Finders fees	—	—	—	—	—	—	—	—	—	—	—	—	(85,000)	—	—	(85,000)
Accretion to redemption value on Series A redeemable convertible preferred stock	—	470,250	—	—	—	—	—	—	—	—	—	—	—	(470,250)	—	(470,250)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,497,570)	(25,854)	(1,523,424)
BALANCE AT DECEMBER 31, 2019	2,662,500	$10,650,000	54,950	$5,495,000	500,000	$500	—	$—	—	$—	11,075,000	$11,075	$206,951	$(4,354,340)	$—	$(4,135,814)
Common stock issued for services			—	—	—	—	—	—	—	—	3,200,000	3,200	28,800	—	—	32,000
Series B preferred stock converted to common stock	—	—	—	—	(500,000)	(500)	—	—	—	—	500,000	500	—	—	—	—
Sales of Series D preferred stock for cash	—	—	—	—	—	—	236,250	945,000	—	—	—	—	—	—	—	945,000
Dividends accrued	—	—	—	—	—	—	—	—	—	—	—	—	(985,193)	—	—	(985,193)
Cashless conversion of options to common	—	—	—	—	—	—	—	—	—	—	200,000	200	1,800	—	—	2,000
Series A reclass to put liability and extinguished in ACMG deconsolidation	(2,662,500)	(10,650,000)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series E to purchase software	—	—	—	—	—	—	—	—	1,252,892	5,562,840	—	—	—	—	—	5,562,840
Fair value of debt conversion options	—	—	—	—	—	—	—	—	—	—	—	—	3,181,343	—	—	3,181,343
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,046,622)	—	(2,046,622)
BALANCE AT DECEMBER 31, 2020	—	$—	54,950	$5,495,000	—	$—	236,250	$945,000	1,252,892	$5,562,840	14,975,000	$14,975	$2,433,701	$(6,400,962)	$—	$2,555,554

The accompanying notes are an integral part of these consolidated financial statements.

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Accountable Healthcare America, Inc

Consolidated Statements of Cash Flows

	December 31, 2020	December 31, 2019
CASH FLOW FROM OPERATING ACTIVITIES:
NET (LOSS) INCOME	$(2,046,622)	$(1,523,424)
ADJUSTMENTS TO RECONCILE TO CASH USED IN OPERATING ACTIVITIES
Depreciation and amortization	488,339	913,865
Deferred income taxes	—	(882,946)
Gain from deconsolidation	(3,416,417)	—
Amortization of debt discounts	1,514,829	(3,139)
Common stock issued for services	2,000	8,000
Options issued for services	32,000	3,980
Warrants issued for services	—	8,645
Changes in operating assets and liabilities :
Decrease/(increase) in prepaid expenses and other current assets	(165,700)	(500)
Increase in lease deposit	—	(5,805)
Decrease in accounts payable	(338,014)	(106,944)
Increase in accrued expenses	231,188	—
Net cash used in operating activities	(3,698,397)	(1,588,268)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	—	(2,630)
Cash spun off as a result of deconsolidation	(3,012,060)	—
Net cash used in investing activities	(3,012,060)	(2,630)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds on notes payable with related parties	—	750,000
Payments on notes payable to related parties	—	(184,842)
Payments on convertible notes	(97,500)	—
Proceeds from convertible notes	5,795,000	—
Proceeds from sale of Series C redeemable convertible preferred stock	—	2,125,000
Proceeds from sale of Series D preferred stock	945,000	—
Proceeds form PPP advances	172,000	—
Finance fees	(522,000)	—
Issuance costs on preferred stock	—	(85,000)
Dividends paid	(80,782)	(180,000)
Net cash provided by financing activities	6,211,718	2,425,158
NET CHANGE IN CASH	(498,739)	834,260
CASH AT THE BEGINNING OF THE YEAR	1,784,100	949,840
CASH AT THE END OF THE YEAR	$1,285,361	$1,784,100
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Income Taxes	$—	$25,861
Interest paid	$377,097	$28,178
NON -CASH INVESTING AND FINANCING TRANSACTION:
Accretion to redemption value - Series A redeemable convertible preferred stock	$—	$470,250
In connection with the Company's acquisition, equity instruments were issued and liabilities assumed as follows:
Preferred stock issued for acquisitions	$—	$3,804,750
Supplemental Cash Flow Information:
Operating activities:
Net cash (used) provided by in continuing operations	$(6,953,600)	$(186,215)
Net cash (used) provided by discontinued operations	3,255,203	(1,402,053)
	$(3,698,397)	$(1,588,268)
Investing Activities
Net cash (used) provided by in continuing operations	$—	$—
Net cash (used) provided by discontinued operations	(3,012,060)	(2,630)
	$(3,012,060)	$(2,630)
Financing Activities
Net cash provided by in continuing operations	$6,211,718	$2,425,158
Net cash provided by discontinued operations	—	—
	$6,211,718	$2,425,158

The accompanying notes are an integral part of these consolidated financial statements.

7

Accountable Healthcare America, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

1. Principles of Consolidation and Description of Business

The consolidated financial statements presented are those of Accountable Healthcare America, Inc., (the “Company”) and its wholly owned subsidiaries, AHA Analytics, Inc. (“Analytics”) and Accountable Care Medical Group of Florida, Inc. (“ACMG”). ACMG has been deconsolidated as of November 15, 2020, as more fully described below.

Accountable Healthcare America, Inc. (“AHA” or the “Holding”) was incorporated on October 6, 2014 pursuant to the laws of the State of Delaware and filed amendments to its Articles of Incorporation on March 23, 2018.

ACMG was incorporated on June 11, 2012, pursuant to the laws of the State of Florida and filed amendments to its Articles of Incorporation on July 19, 2012.

Analytics was formed on February 1, 2020 and incorporated in the State of Delaware on May 8, 2020 for the purpose of acquiring and holding certain assets of Clinigence Holdings, Inc. pursuant to an Agreement dated May 29, 2020.

AHA was organized to acquire a series of companies providing a broad array of health and managed care services to Medicare members. AHA’s initial focus is on acquiring Accountable Care Organizations (“ACO’s”), Managed Service Organizations (“MSO’s”) and Primary Care Physician Practices (“PCP’s”) with significant numbers of Medicare members.

ACMG was organized to create and manage a “Clinically Integrated Health Care Delivery System” under the Medicare Shared Savings Program (“MSSP”). On January 1, 2014, ACMG began its first three-year agreement with The Centers for Medicare and Medicaid Services (“CMS”) as a Track 1 ACO, responsible for coordinating the care of Medicare Fee for Services (“FFS”) beneficiaries. In 2020, ACMG split its business into two ACOs. One remained as a Track 1 ACO and one became a Track 3 ACO. As an Enhanced Track ACO, ACMG will receive 75% of the shared savings generated to CMS after deductions for quality and sequestration and will be responsible to pay for shared losses not to exceed 15% of the updated benchmark.

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On August 9, 2017, AHA entered into a Stock Purchase Agreement to acquire the stock of ACMG. Initial terms called for the purchase of 15% of ACMG for an immediate payment of $2,250,000 and a one-year option for the remaining 85% of ACMG. In 2018, the companies entered into a series of Addendums to the Stock Purchase Agreement whereby, among other things, AHA agreed to issue 1,593,750 shares of Series A Redeemable Convertible Cumulative Preferred Stock. The Series A preferred shares had a fair value at the date of issuance of $5,115,938. The Company also made a cash payment totaling $2,100,000 for which together represented a cumulative ownership interest in ACMG of 71.5%. The transactions were accounted for as business acquisition. On March 15, 2019, AHA and ACMG entered into Addendum 6 to the Stock Purchase Agreement whereby AHA agreed to issue 1,068,750 shares of Series A Redeemable Convertible Cumulative Preferred Stock; therefore, owning 100% of ACMG. On November 15, 2020, AHA became in default of its latest payment obligation as contained in its Extension Agreement dated July 31, 2020 and it is required to return 71% of the shares it owns in ACMG but has not paid for. As a result, AHA has deconsolidated ACMG as of November 15, 2020 (see Note 4).

Going Concern and Management’s Plans

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $ 6,339,890, and a working capital deficit of $ 7,525,589 at December 31, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next twelve months from the date that the financial statements are issued. Management’s plans and assessment of the probability that such plans will mitigate and alleviate any substantial doubt about the Company’s ability to continue as a going concern, is dependent upon the ability to attain funding to secure additional resources to generate sufficient revenues and increased margin, which without these represent the principal conditions that raise substantial doubt about our ability to continue as a going concern.

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which are likely to negatively impact operations. Other financial impact could occur though such potential impact is unknown at this time. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission.

The Company expects that working capital requirements will continue to be funded through a combination of its existing funds and further issuances of securities. Working capital requirements are expected to increase in line with the growth of the business. Existing working capital, further advances and debt and equity instruments, and anticipated cash flow are expected to be adequate to fund operations over the next twelve months. The Company has no lines of credit or other bank financing arrangements. The Company has financed operations to date through the proceeds of private placements of equity and debt instruments. The Company intends to finance its expenses with further issuances of securities, and debt issuances. Thereafter, the Company expects it will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to current stockholders. Further, such securities might have rights, preferences, or privileges senior to common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict business operations.

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The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Summary of Significant Accounting Policies Basis of Presentation

The accompanying consolidated financial statements include the accounts of AHA and its subsidiary ACMG. AHA and its subsidiary are collectively referred to as (“the Company”). All intercompany balances and transactions have been eliminated in consolidation. The accompanying financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Non-controlling interest represents the portion of equity that AHA does not own in ACMG that is consolidated. ACMG has been deconsolidated as of November 15, 2020, the date at which AHA became in default of its payment obligations to ACMG under Amendment 8 and the Extension Agreement.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include collectability of receivables, accrual of medical liabilities (including historical medical loss ratios (“MLR”), and incurred, but not reported (“IBNR”) claims), determination of full-risk and shared-risk revenue and receivables and adoption of ASC 606, income taxes and valuation of share-based compensation. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ materially from those estimates and assumptions

Cash

The Company considers all highly liquid investments that are both readily convertible into known amounts of cash and mature within ninety days from their date of purchase to be cash equivalents. As of December 31, 2020 and 2019 the Company had no cash equivalents.

The Company maintains its cash in deposit accounts with one bank, which at times may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. The Company believes it is not exposed to any significant credit risk on its cash balances. As of December 31, 2020 and 2019, the Company’s deposit accounts with banks exceeded the FDIC’s insured limit by approximately $1,035,000 and $910,000, respectively. The Company mitigates this risk by maintaining its cash balances at a high-quality financial institution and has not experienced any losses to date.

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Property and Equipment

Property and equipment is recorded at cost. Expenditures for major improvements and additions are charged to the asset accounts, while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. AHA is provided with office furniture and computers and the shared use of an office copier as part of an office space lease. Property and equipment as of December 31, 2020 consists of the acquired software in connection with the transaction with Clinigence. (See note 3)

Fair Value of Financial Instruments

The Company’s carrying amounts of financial instruments as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825, “Disclosures about Fair Value of Financial Instruments”, including prepaid expenses, accrued expenses and other current liabilities, approximate their fair value due to the relatively short period to maturity for these instruments. The fair value of notes payable are based on current rates at which the Company could borrow funds with similar remaining maturities and the carrying value approximates fair value.

Intangible Assets

Intangible assets with finite lives consist of software acquired from Clinigence Holdings, Inc. in an asset purchase which closed on May 27, 2020. The value of this asset at time of acquisition was $9,036,554. The asset is being amortized over its useful life of 11 years. Amortization since date of acquisition to December 31, 2020 was $488,339 resulting in a net book value for the asset at December 31, 2020 of $8,548,215.

Revenue Recognition and Reserves Against Estimated Revenues

The Company accounts for revenue recognition in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”. Revenue from substantially all of the Company’s contracts with customers continues to be recognized over time as services are rendered.

Revenues are recognized when we satisfy a performance obligation by transferring goods or services promised in a contract to a customer, in an amount that reflects the consideration that we expect to receivein exchange for those services. Performance obligations in our contracts represent distinct or separate service streams that we provide to our customers.

We evaluate our revenue contracts with customers based on the five-step model under ASC 606: (1) identifythe contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to separate performance obligations; and (5) recognize revenues when (or as) each performance obligation is satisfied.

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Under Topic 606, the Company applied the practical expedient to not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less and contracts forwhich variable consideration is allocated entirely to a wholly unsatisfied performance obligation or to a wholly unsatisfied promise to transfer a distinct service that forms part of a single performance obligation.Additionally, the Company applied the practical expedient to not adjust the transaction price for the effectsof a significant financing component as the period between the time of service and time of payment is typically one year or less.

The Company’s performance obligation is to manage ACO participants who provide healthcare services toCMS’s members for the purpose of generating shared savings. If achieved, the Company receives shared savings payments from CMS, which represents variable consideration. The shared savings payments are recognized using the most likely methodology. However, as the Company does not have sufficient insightfrom CMS into the financial performance of the shared risk pool because of unknown factors related to shifting patient count, risk adjustment factors and benchmark adjustments, among other factors, an estimate cannot be developed. Therefore, these amounts are considered to be fully constrained and only recorded in the months when such payments are known and/or received. The Company generally receives payment within ten months after the fiscal year-end.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), ASC 815-15, Embedded Derivatives, and ASC 815-40, Contracts in an Entity’s Own Equity (“ASC 815-40”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Stock Compensation

The Company accounts for stock-based compensation in accordance with ASC No. 718, Compensation - Stock Compensation (“ASC No. 718”). Under ASC No. 718, compensation expense related to stock-based payments is recorded over the requisite service period based on the grant date fair value of the awards. Compensation previously recorded for unvested stock options that are forfeited is reversed upon forfeiture.The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option's expected term and the price volatility of the underlyingstock.

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC No. 505-50, Equity Based Payments to Non-Employees. Accordingly, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

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Income Taxes

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets and liabilities are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain tax positions are recognized only when the Company believes it is more likely than not that the tax position will be upheld on examination by the taxing authorities based on the merits of the position. The Company has no material unrecognized tax benefits and no adjustments to its consolidated financial position, results of operations or cash flows were required as of December 31, 2020 and 2019.

The Company’s tax returns for the year ended December 31, 2017 through December 31, 2020 remain subject to examination by federal and state tax jurisdictions. No income tax returns are currently under examination by taxing authorities. AHA recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense. AHA did not have any accrued interest or penalties associated with uncertain tax positions as of December 31, 2020 and 2019.

Preferred Stock

The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred stock. Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, preferred shares are classified as stockholders’ equity.

Convertible Instruments

The Company applies the accounting standards for derivatives and hedging and for distinguishing liabilities from equity when accounting for hybrid contracts that feature conversion options. The accounting standards require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in result sof operations.

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Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument. The Company also records, when necessary, deemed dividends for the intrinsic value of the conversion options embedded in preferred stock based upon the difference between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred stock.

The Company has also evaluated its convertible preferred stock in accordance with the provisions of ASC 815, Derivatives and Hedging, including consideration of embedded derivatives requiring bifurcation. The issuance of the convertible preferred stock could generate a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. We have adopted the provisions of this ASU effective January 1, 2019. There was no material impact.

In April 2016, the FASB issued ASU 2016–10 Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. We have adopted the provisions of this ASU effective January 1, 2019. There was no material impact.

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3. Business Acquisitions

ACMG

AHA entered into a Stock Purchase Agreement to acquire the stockof ACMG in a transaction that has occurred in stages. Initially, AHA acquired a 15% interest in 2017 for cash consideration of $2,250,000. On June 30, 2018, AHA acquired an additional 42.5% interest through issuance of 1,593,750 shares of Series A Redeemable Convertible Preferred Stock (“Series A Preferred Stock”), which had an estimated fair value of $5,115,938. On August 9 and 31, 2018, AHA paid cash of $2,100,000 for 14% of ACMG. On March 15, 2019, AHA issued 1,068,750 shares of Series A Redeemable Convertible Preferred Stock with a fair value of $3,804,750 for the remaining 28.5% non-controlling interest in ACMG which was recorded as a reduction to non-controlling interest. The goodwill recorded as part of this transaction is not deductible for tax purposes.

On April 7, 2020, AHA and ACMG entered into Amendment 8 to the Purchase Contract whereby AHA agreed to pay $15,000,000 by June 30, 2020 in full satisfaction of all AHA’s payment obligations to ACMG including accrued and unpaid dividends, (the “Payment Deadline”).

On July 31, 2020, AHA and ACMG entered into an Extension Agreement whereby the parties agreed extend the Payment Deadline until November 15, 2020. The Company failed to meet its payment deadline and consequently AHA deconsolidated the operations of ACMG. (See Note 4).

ANALYTICS

On May 27, 2020, Clinigence Holdings Inc. entered into an Intellectual Property Asset Purchase Agreement (the “IP APA Agreement”) by and among Clinigence Health, Inc., a Delaware corporation (“Clinigence Health” or “Seller”), Clinigence Holdings, Inc., a Delaware corporation (“CLNH” or “Shareholder”), AHA Analytics, Inc., a Delaware corporation (“Purchaser”) and Accountable Healthcare America Inc., a Delaware corporation (“AHA”). The transactions contemplated by the IP APA Agreement were consummated on May 29, 2020 (the “Closing”).

The assets purchased from Clinigence by AHA consisted almost entirely of software The Company’s software solutions help healthcare organizations throughout the United States improve the quality and cost- effectiveness of care, enhance population health management, and optimize provider networks. The Company’s platform automatically extracts and delivers targeted data insights from its cloud-based analytics engine directly to the workflows and technologies of its customers.

The IP APA Agreement provided for the sale of certain intellectual property and rights, including but not limited to copyrights, patents, pending patents, and continuation in part, (the “Transferred Assets”) to Purchaser from the Seller, hereafter referred to as the “Asset Sale.”

Subject to the provisions of the IP APA Agreement, the Asset Sale provided for an aggregate purchase price (“Purchase Price”) to Seller and Shareholder equal to the sum of the Series E Preferred Stock, (the “Preferred Stock”), the Assumed Liabilities.

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The Preferred Stock shall automatically convert upon either of the following events:

Immediately before (A) the Purchaser’s consummation of a merger with or an acquisition by a Publicly Traded Company listed on NASDAQ all of the Preferred Shares shall be automatically converted into shares of Common Stock of Purchaser or (B) upon Purchaser’s consummation of the Merger into Common Shares of the Publicly Traded Company (“Pubco Shares”) equal to the Stated Value (as may be adjusted in accordance with the terms of the Certificate of Designation), which Pubco Shares shall be valued at the Fair Market Value of those shares;

After two hundred and forty (240) days from the date of Closing, if the merger with or an acquisition by a Publicly Traded Company has not occurred, the Preferred Stock shall automatically convert into 3,750,000 of Common Shares of Stock of the Purchaser, based upon a $4 per share valuation on the date of Conversion.

On May of 2020, the Company had an independent valuation performed to determine the fair value of the Series E Preferred Stock. The Series E Preferred stock was valued at $4.44 per share for an aggregate value of $5,562,840.

The investment in AHA is recorded at the fair value of the Series E Preferred Stock of $5,562,840 plus assumed liabilities as identified below for a total value of 9,036,554.

The Assumed Liabilities consist of the following:

Convertible notes payable	$2,442,875
Related party loan payable	128,176
Note payable - Lighter Capital	544,099
Accounts payable	358,563
$3,473,713
Series E Preferred Stock	$5,562,840
Total Value	$9,036,554

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4. Discontinued Operations

In connection with the acquisition of ACMG, AHA failed to meet its payment obligations of $15,000,000 (based on Amendment 8 dated April 7, 2020) by the extended deadline of November 15, 2020. Accordingly, AHA was required to return 71% of its ownership to the shareholders of ACMG in full settlement of the default. AHA, therefore, deconsolidated its reporting of ACMG.

In Accordance with ASC Topic 360 “Property, Plant and Equipment”, The Company had classified the assets and liabilities as available for sale assets and liabilities as of December 31, 2019 in the accompanying consolidated financial statements.

The major categories of assets and liabilities of deconsolidated operations in the consolidated balance sheet as of December 31, 2019:

ACMG Assets/Liabilities:

Assets:
Cash	$623,256
Total Current Assets	$623,256
Furniture and equipment	$3,739
Intangibles, net	7,809,657
Goodwill	6,219,683
Other assets	17,140
Total non-current assets	$14,050,219
Liabilities
Accrues expenses	$309,127
Total current liabilities	$309,127

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The assets and liabilities that were divested as part of the deconsolidation on November 15, 2020 were as follows:

Assets:
Cash		$3,012,060
Other current assets		1,716,897
Property and equipment, net		3,739
Intangibles, net		7,354,195
Goodwill		5,947,244
Other assets		2,453,540
Total Assets		$20,487,625
Liabilities: Liabilities		(487,806)
Deferred Tax		(1,327,286)
Put liability	(1)	(15,000,000)
Net assets deconsolidated as a result of the spin-off		$3,672,583
Retained ACMG Investment – 29%	(2)	7,089,000
Net Gain		$3,416,417

The components of income(loss) from discontinued operations presented in the consolidated statements of operations are as follows for the years ended December 31:

	2020	2019
Sales	$8,816,386	4,736,674
Expenses	(7,325,825)	(6,113,727)
Income (loss) from discontinued operations	$1,490,561	(1,377,053)

(1) The put liability was accreted from $10,650M to $15,000M during 2020 in connection with the 2020 amendment.

(2) Based on an independent valuation report.

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5. Accrued Dividends

Accrued dividends totaled $736,937 and $1,185,826 as of December 31, 2020 and 2019, respectively.

There were $2,090,237 of dividends declared, accrued and unpaid at December 31, 2020 for Series A, Series B, Series C and Series D respectively. Of this amount $1,353,300 relates to dividends accrued for Series A as of December 31, 2020. As a result of the deconsolidation and subsequent sale of ACMG and the resultant Settlement Agreement dated January 20, 2021, The Series A Preferred shares are to be returned and the Series A accrued dividends were cancelled leaving a balance of accrued dividends of $736,937 at December 31, 2020

The Company has paid $80,782 and $180,000 for the fiscal years ending December 31, 2020 and 2019 respectively for the various Series of preferred shares. Dividends accrue at a rate of 6% per annum. Total Preferred Stock dividends charged to operations for 2020 and 2019 was $985,193 and $1,057,875 respectively

6. Leases

The Company has not elected to early adopt the provision of ASU 2016-02, “Leases”. The Company currently leases office space from a related party at $5,000 per month, on a month-to-month basis. Rent expense was approximately $69,139 and $11,991 for the years ended December 31, 2020 and 2019, respectively.

7. Income Taxes

The provision for income taxes for the years ended December 31, 2020 and 2019, consisted of the following:

	2020	2019
Current
Federal	$—	$—
State	—	—
Total current provision	$—	$—
Deferred
Federal	—	(716,926)
State	—	(166,020)
Total deferred provision	—	(882,946)
Total provision for income taxes	$—	$(882,946)

At December 31, 2020 and 2019, the Company had U.S. federal net operating loss (“NOL”) carryforwards $11,077,722 and $4,185,194, respectively. Under the Tax Cuts and Jobs Act, all NOLs incurred after December 31, 2017 are carried forward indefinitely for federal tax purposes. The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) signed in to law on March 27, 2020, provided that NOLs generated in a taxable year beginning in 2018, 2019, or 2020, may now be carried back five years and forward indefinitely. In addition, the limitation of NOL utilization up to 80% of taxable income limitation is temporarily removed, allowing NOLs to fully offset taxable income. A portion of the NOL is scheduled to expire in 2037.

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The Company operates in Florida and is subject to examination by U.S. tax authorities beginning with the year ended December 31, 2016.

Valuation Allowance

The realization of deferred tax assets, including net operating loss carryforwards, is dependent on the generation of future taxable income sufficient to realize the tax deductions, carryforwards and credits. Valuation allowances on deferred tax assets are recognized if it is determined that it is more likely than not that the asset will not be realized.

The Company evaluated all available evidence, both positive and negative, in determining whether, based on the weight of that evidence, a valuation allowance is needed for its deferred tax assets. In particular, the Company considered the possible sources of future taxable income available under the tax law, as described in ASC 740-10-30-18. As a result, the Company has recorded a full valuation allowance on its existing deferred tax assets as of December 31, 2020.

The Company will reassess its conclusion that its deferred tax assets are more likely than not realizable in each subsequent reporting period, taking into consideration all currently available information at that time. To the extent the Company’s deferred tax assets exceed its deferred tax liabilities in a future period, a valuation allowance may need to be recorded to the extent that additional sources of taxable income are not available.

The Company’s cost basis for its investment in ACMG is $4,340,000. If the investment were sold for its current investment value, AHA would have a deferred tax liability of approximately $684,000. No actual tax liability is expected due to the Company’s significant Net Operating Losses.

A rollforward of the deferred tax balances are as follows:

	2020	2019
Net operating loss carryforwards	2,393,178	555,068
Accrued expenses	—	12,369
Other	—	976
	2,393,178	568,413

Deferred income tax liabilities:
Intangible assets, net	(684,000)	(1,895,698)

Net deferred income tax assets (liabilities)		(1,327,286)
Valuation allowance	(1,709,178)	—
Deferred tax liabilities - Discontinued
Operations - ACMG	$—	$(1,327,286)

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8. Debt

A.) As part of the acquisition of assets from Clinigence Holding, Inc (CLNH) in May of 2020, AHA agreed to assume $2,442,875 of Notes issued by CLNH. The Notes bear interest at 10% and mature on October 31, 2020. During 2020 $97,500 was repaid.

The remaining Notes were amended (the First Amendment) as of September 30, 2020 into Notes that became convertible into Common Stock of AHA at $3.00 per share. If not earlier converted, then 120% of the outstanding principal of the Notes and all accrued but unpaid interest shall be payable on January 31, 2021.

The Notes were further amended (the Second Amendment) as of January 29, 2021, whereby the maturity date was amended to July 31. 2022, the Conversion Price was reduced from $2.00 per share to $1.55 per share and Note Holders were granted Warrants to purchase common stock of CLNH at $1.55 per share in an amount equal to 50% of the shares to be received upon conversion of the Note.

The notes are required to be repaid at 120% of principal due at maturity. This increase in value of $488,575 is being accreted over eight months. The accreted amount for 2020 is $427,503.

B.) In June of 2020, AHA signed a Placement Agent Agreement with Emerson Equities LLC whereby Emerson undertook to raise funds for AHA through the sale of Convertible Promissory Notes. Between June 18 and October 8, 2020, $5,220,000 of these notes were sold to investors. The Notes pay interest at 10% per annum, mature on July 31, 2022 and are convertible into AHA Common Stock at $2.00 per share. The Noteholders are also entitled to receive warrants exercisable into the same shares at $2.50 per share in the ratio of one warrant for every two conversion shares.

These Notes were further amended (Amendment) on January 29, 2021 to reduce the conversion price of the Notes and the exercise price of the Warrants to $1.55 each. The ratio of warrants issued per conversion shares stayed the same.

At the time of issuance of these notes based on independent valuation debt discounts were calculated and allocated based on the relative values of $1,722,595 for the conversion option, $771,728.for the value of the warrants, $687,000 related to an interest rate discount and $522,000 for financing fees paid to the placement agent

. The total debt discount of $3,703,134. is being accreted over 20 months. The accreted amount for 2020 is

$1,078,326

C). On October 24, 2019 AHA entered into a Promissory Note Agreement, with an individual investor. (the Braganza Loan) The Company issued a note with a principal amount of $700,000 (“the Note”) and a six-year warrant to purchase an aggregate 625,000 shares (purchase cost $50,000) of the Company’s common stock at an exercise price of $2.00 per share, in exchange for $750,000 of total cash proceeds. The Note bears interest at 12.9% and is subject to optional prepayment by the Company. The Note matures no later than April 29, 2021

Effective February 1, 2021, the Note was renegotiated into a Note in the amount of $840,000 (original Note plus the principal amount of Series D Convertible Shares owned by the Investor) which bears interest at 12.9% and matures on January 31, 2023.

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D. On August 25, 2020, AHA issued a Convertible Promissory Note to an investor in the amount of $575,000 with an interest rate of 10% and maturing on the date of closing of a merger between AHA and Greenvision Acquisition Corp (Greenvision). The conversion price of the Note was established to equal eighty percent (80%) of the current market price of Greenvision. Further, if the Company fails to pay the outstanding principal amount and all accrued interest under this Note within 30 days after the Maturity Date, the interest rate payable on this Note shall be adjusted to 30% per annum. Because the merger with Greenvision never closed, the Note never became convertible nor was it technically in default. So no penalty interest was due.

Under an Agreement with the investor, signed on April 20, 2021, this Note was deemed to mature as of December 31, 2020 and accrued penalty interest was assessed through April 15,2021 when the Notes (including accrued interest) have been converted into 627,708 shares of Clinigence Common Stock representing $575,000 of principal and $52,708 of penalty interest at $1.00 per share.

The Company has received certain advances from an officer/shareholder. These advances were not formalized in writing, are due on demand, do not bear interest and are uncollateralized. As of December 31, 2020 and 2019, the amounts advanced were $0.00 and $12,249, respectively. In 2020, there was a net repayment of advances of $12,249.

	Amount of Debt At Issue	Valued Debt Amount	Value of Conversion Option	Value of Warrant Option	Additional debt discount	Finance Fees	Amortization of Debt Discount or accretion of debt premium		Repayments	Value as of 12/31/2020
	$2,442,875	$2,442,875	—	—	—	—	427,503		(97,500)	$2,772,878
B	$5,220,000	$5,220,000	(1,722,595)	(771,748)	(687,000)	(522,000)	1,087,326	(a)		$2,603,983
C	$700,000	$700,000	—	—	—	—	—			$700,000
D	$575,000	$575,000	—	—	—	—	—			$575,000
										$6,651,861

(a) Includes $954,403 of fair value amortization of debt discount and $ 132,923 of amortization of finance fee which is included in Interest Expense

9.  Preferred Stock

As of December 31, 2018, the Company was authorized to issue 50 million shares of preferred stock with a par value of $0.001 per share and has issued the following shares:

•	2,662,500 shares had been designated as 6% Series A Convertible Cumulative Preferred Stock, all of which had been issued, but under the terms of the Settlement Agreement discussed in Subsequent Events, have been returned and are no longer outstanding.
•	750,000 shares had been designated as 6% Series B Convertible Cumulative Preferred Stock, all of which had been issued but have subsequently been converted to Common Stock and are no longer outstanding,
•	100,000 shares had been designated as 6% Series C Convertible Cumulative Preferred Stock, 33,700 shares of which had been issued and are outstanding.
•	During 2020 the Company issued 236,250 shares of 10% Series D Convertible Preferred stock to accredited investors for $945,000. All of these shares are outstanding.
•	During 2020 The Company issued 1,252,892 shares of Series E Convertible Preferred Stock to Clinigence Holdings, Inc. as payment for certain assets purchased from Clinigence. These preferred shares carry no dividend requirement, were convertible into Common Stock of AHA at $10.00 per share in eth event that the merger with Greenvision closed, or $4.00 if this merger did not close by December 31, 2020. These shares we valued at $4.44 per share in May 2020 at the time of the closing of the Clinigence asset purchase. This value has been used as the value of the Series E Preferred Shares on the Company’s Balance Sheet at December 31, 2020

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In Febuary, 2021, AHA and Clinigence merged and the Series E Preferred shares were cancelled as part of the merger.

In the event of any liquidation, dissolution or winding up of the Company, the holders of all series of preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount equal to $4.00 for each share of Series A and Series B preferred stock, and $2.00 per share for Series C preferred stock plus all unpaid dividends that have been accrued, accumulated or declared. The Company may redeem the preferred stock from the holders at any time following the second anniversary of the closing of the original purchase of the preferred stock. The Company shall also have the right to convert any or all of the preferred stock into common stock at a 20% discount to the market price of common shares with written approval of the stockholder.

The Series A and B Preferred Stock is convertible into Common Shares of AHA at $4.00 per share in whole or in part upon 30 days’ notice by the Preferred Shareholders and at $2.00 per share in whole or in part by the Series C Shareholders

Holders of preferred stock are entitled to receive preferential cumulative dividends, only if declared by the board of directors, at a rate of 6% per annum per share of the liquidation preference amount of $10 per share.

250,000 shares of The Series B Preferred Shares were converted int AHA Common Stock at $4.00 per share on December 31, 2019 and 500,000 shares of The Series B Preferred Shares were converted into AHA Common Stock at $4.00 per share on March 26, 2020.

The shareholders of Series A Preferred have the right to put their shares to the Company for cash as follows

•	March 15, 2019 – 1,068,750 shares for $4,275,000
•	March 15, 2020 – 1,593,750 shares for $6,375,000

The Preferred shares are secured by 71% of the shares of ACMG owned by AHA under a Pledge Agreement, as referred to in Amendment 6 to the Purchase Agreement.

On November 15, 2020, as explained in Note 1 hereto, AHA went into default on its obligation to repay the Series A stock pursuant to its put rights. As a result, AHA returned the 71% of ACMG that were held under the Pledge Agreement and ACMG returned to AHA the Series A Preferred Shares held by the ACMG Selling Shareholders. Thus, at December 31, 2020, no shares of Series A Preferred remained outstanding.

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Series C Preferred Shareholders have certain preferential rights as follows:

Board of Directors- The AHA Board of Directors shall be limited to 5 members of which 3 shall be elected by the Class C Preferred Shareholders.

a)	Any sale of all or substantially all the Company’s assets (determined on a consolidated basis) or a sale or exchange of all or substantially all the Company’s outstanding Capital Stock (whether by merger, sale, recapitalization, consolidation, reorganization, combination or otherwise) shall require the reasonable approval of the Lead Investor.

b)	The terms and conditions of any capital raise, the issuance of any debt Securities, or the issuance of any Capital Stock (or options, warrants or other purchase rights exercisable for Common Stock) shall require the reasonable approval of the Lead Investor.

c)	Incurrence of any debt other than in the ordinary course of business of the Company, including any Subsidiary, shall require the reasonable approval of the Lead Investor.

In the event of a liquidation of the Company, (a) the Preferred C Stockholders shall be redeemed and receive a 10% internal rate of return compounded monthly (including all distributions previously received); then (b) ACMG stockholders who have received equity securities in the Company other than Common Stock shall receive the remaining unpaid balance with respect to such securities (which payment may be subject to a personal guarantee issued by Fred Steinberg); then (c) the Preferred C Stockholders shall receive additional distributions until they have received a 30% internal rate of return, compounded monthly (including amounts received pursuant to clause (a) immediately above); then (d) 60% of all distributions to the Preferred C Stockholders and 40% pro rata to all other shareholders until the Preferred C Stockholders have received a four times (4X) return on their investment; and then (e) remaining funds, if any, shall be distributed pro rata among all shareholders in accordance with their percentage ownership of the then outstanding shares of the Company.

Because the Series C Holders control the Board of Directors and there are significant liquidation and redemption features, the Series C Preferred Stock is classified outside of permanent equity.

Under the terms of the agreement between AHA and the holders of Series C Preferred Stock signed on February 9, 2021, all of the shares of Series C Preferred Stock were converted to AHA Common Stock at a negotiated amount of 6,473,483 shares upon the closing of the merger of AHA and CLNH on February 25, 2021.

During 2020, the Company issued the following preferred shares:

Series D Preferred Stock - 236,280 shares of Series D Preferred shares valued at $4.00 per share or

$945,000, were issued to investors. The Series D Preferred Shares pay dividends at the rate of 10% per annum and are convertible into AHA Common Stock at $4.00 per share

All of the shares of Series D Preferred Stock not part of the Braganza Loan, were converted to AHA Common Stock at a negotiated amount of 840,5083 shares upon the closing of the merger of AHA and CLNH on February 25, 2021.

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Series E Preferred Stock – 1,252,892 shares of Series E Preferred shares were issued as payment for certain assets purchased from Clinigence Holdings, Inc. in May of 202. The terms and conditions of this series of Preferred Stock is covered under “Business Acquisitions – Analytics” above.

10. Common Stock

As of December 31, 2020 and 2019, the Company was authorized to issue 75 million shares of common stock with a par value of $0.001 per share, of which 14,975,000 and 11,075,000 shares, respectively, were issued and outstanding.

During 2020, the Company issued 3,200,000 common stock shares as compensation for services rendered, 200,000 shares for options exercised and converted 500,000 Series B preferred shares into 500,000 shares of common stock.

11. Warrants

On November 7, 2019, the Company issued 625,000 warrants in connection with the Braganza loan. Also during 2020, the Company issued 1,305,000 warrants to investors in the AHA 10% Convertible Notes ($5,220,000) These warrants qualified for equity accounting as the warrants did not fall within the scope of ASC Topic 480, Distinguishing Liabilities from Equity. The warrants were measured at fair value at the time of issuance and classified as equity.

The Company also awarded 783,000 warrants to the placement agent for this financing. The fair value of these warrants was deminimus.

The Braganza warrant entitles the holder to purchase one share of common stock for $2.00 per share. The warrants will expire on November 7, 2025 or earlier upon redemption or liquidation.

Each of the warrants issued in connection with the 10% Convertible Note entitle all warrant holders to purchase one share of common stock for $2.00 per share. The warrants expire on July 31, 2026

The total number of warrants outstanding at December 31, 2020 and at December 31, 2019 were 2,761,750 and 625,000 respectively

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12. Equity Incentive Plan

In 2019, the Company adopted the 2019 Incentive Award Plan (the “2019 Plan”) under which eligible employees, officers, directors and consultants of the Company may be granted incentive or non-qualified stock options, restricted stock, restricted stock units, or other stock-based awards, including shares of common stock. As of December 31, 2020, 850,000 shares of Common Stock were reserved under the 2019 Plan, of which no shares of Common Stock remained available for issuance.

Stock option activity

The following table summarizes the Company’s stock option activity under the 2019 Plan:

Description	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2019	—	$—	$—	$—
Granted	850,000	2.00
Forfeited	—
Expired	—
Cancelled	(200,000)
Options outstanding at December 31, 2020	650,000	$2.00	4.2	$7,960
Exercisable	433,333	$0	4.2	$1,872

In 2020, 200,000, stock options were exercised No stock options were exercised during the year ended December 31, 2019.

The following table summarizes additional information on stock option grants and vesting (in thousands):

	Year Ended
	December 31, 2020	December 31, 2019
Total fair value of stock options granted	$7,960	$3,980
Total fair value of options vested	$7,960	$3,980

Under the 2019 Plan, time-based vesting stock options generally vest over a three-year period, are subject to graded vesting schedules, and expire five years from the date of grant or within 90 days of termination. The weighted-average fair value per share of time-based vesting stock options granted by us was $2.00, during the year ended December 31, 2020.

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Under the 2019 Plan, for the year ended December 31, 2019, the Company recognized $3,980 of stock- based compensation expense in connection with time-based stock options, respectively. As of December 31, 2019, there was no remaining unrecognized stock-based compensation expense related to unvested time based stock options Award Valuation

The Company used valuation models to value both time and performance-based vesting stock options granted during 2020. The following table summarizes the assumptions used in the valuation models to determine the fair value of awards granted to employees and non- employees under both the 2020 Plan:

A discussion of management’s methodology for developing each of the assumptions used in the valuation model follows:

•	Expected volatility – Volatility is a measure of the amount by which a financial variable such as a share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company uses an estimated volatility based on the historical and implied volatilities of comparable companies.
•	Expected term – This is the period that the options granted are expected to remain unexercised. For options granted during the years ended December 31, 2019 and 2018, the Company derived the expected life of the option based on the average midpoint between vesting and the contractual term as there is little exercise history.
•	Dividend yield – The Company has never declared or paid dividends and have no plans to do so in the foreseeable future.
•	Risk-free interest rate – This is the U.S. Treasury rate for securities with similar terms that most closely resembles the expected life of the option.

13. Related Party Transactions

The Company has engaged in transactions with related parties primarily shareholders, officers and directors and their relatives that involve financing activities and services to the Company. The following discussion summarizes its activities with related parties.

Advances from shareholders, officers and directors

The Company leases certain office space from related parties. See note 6.

14.  Commitments and Contingencies Litigation

From time-to-time, the Company may be involved in litigation or be subject to claims arising out of our operations or content appearing on our websites in the normal course of business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on our company because of defense and settlement costs, diversion of management resources and other factors. Currently there are no material on-going legal matters.

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15. Subsequent Events

As discussed in Note 4, the Company defaulted on its obligation to pay ACMG $15 million owed to it under the Series A Preferred Stock Put obligations. On January 5, 2021 the Company was notified by ACMG that it had received an offer to purchase from a third party. On January 18, 2021, ACMG signed a Letter of Intent to sell the company to Cano Health, LLC.

The terms of the LOI specify that ACMG will receive an initial payment of a multiple of ACMG’s trailing twelve months December 2019 earnings before interest, taxes, depreciation and amortization (less a 10% 12-month holdback) a second payment equal to a multiple of the amount that 2020 shared savings exceed 2019 shared savings and a third payment of 50% of shared savings earned during 2020.

On January 20, 2021 the Company signed a Settlement Agreement with AHA whereby AHA agreed to return all of the shares it owns in ACMG except for a 29% share of all payments to be received by ACMG from Cano Health and a release from all liabilities whether know or unknown arising prior to the sale. To date the transaction has not been consummated.

On, March 6, 2021 AHA entered into a merger agreement with Clinigence Holdings, Inc. AHA received 19 million shares of Clinigence common stock which was quoted at $2.06 on the NASDAQ. As part of the merger, AHA returned its software assets to Clinigence and Clinigence returned all shares of Series E Preferred Stock held by it to AHA.

In preparing the consolidated financial statements, management has evaluated events and transactions for potential recognition or disclosure through May 21, 2021, the date that the financial statements were available to be issued.

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